Exhibit 10.2

ADVISORY AGREEMENT

Dated as of January 1st, 2022

This Consulting and Advisory Agreement (“Agreement”) is made and entered into as of the date first set forth above (the “Effective Date”), by and between (i) Chilean Cobalt Corp. a Nevada corporation (“C3” or together with its subsidiaries the “Company”), (ii) BACO MINING SPA (“BACO”), and (iii) Ignacio Moreno, the manager of BACO (“Moreno,” and together with BACO, collectively, “Advisor”). Each of C3, BACO and Moreno may be referred to herein individually as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Company’s business purpose is, among other things, engaging in the exploration and development of mining interests (the “Business”);

WHEREAS, Advisor is in the business of, among other things, providing business advisory and consulting services; and

WHEREAS, the Company desires to engage Advisor, and Advisor desires to be engaged by the Company to render the Services (as hereinafter defined) in connection with the Business to and on behalf of the Company, upon the terms and subject to the conditions and limitations set forth herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Recitals and Exhibits. The foregoing recitals and any exhibits referred to herein and attached hereto are true and correct and are incorporated herein by this reference.

2.	Engagement. In exchange for the Compensation (as hereinafter defined) and subject to the other terms and conditions hereinafter set forth, the Company hereby engages Advisor to render the Services (as defined below) set forth in Section 3 hereof as an independent contractor of the Company, and Advisor hereby accepts such engagement. The Company may engage other persons or entities to provide services to the Company which are similar to the Services.

3.	Advisor Services.

(a)	Subject to the terms and conditions and for the term of this Agreement, Advisor shall provide the services and advice to the Company as set forth in this Section 3 (collectively, the “Services”).

(b)	Advisor shall serve as Chile Country Manager for the Company and shall perform all environmental, social and governmental services for the Company in Chile.

(c)	Advisor shall source companies, persons and entities in Chile who are agreeable to entering into contracts with the Company for the Company or one of its subsidiaries to develop mining interests on the land owned or controlled by such companies, persons or entities.

(d)	Advisor shall also undertake such other matters as agreed to by the Company and Advisor.

(e)	Each Party agrees and acknowledges that Advisor’s obligations hereunder are to be performed in a commercially reasonable manner and that the execution of this Agreement cannot and does not guaranty any particular success or result.

(f)	Each Party agrees that the Services must be provided by Moreno through either BACO or Moreno, or both BACO and Moreno, as determined between BACO and Moreno.

4.	Compensation and Expenses. In return for the provision of the Services, the Company shall pay to the Advisor, which BACO and Moreno agree with be deemed full compensation for the actions of both BACO and Moreno hereunder, the following:

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(a)	An annual fee of $84,000 which shall be payable each month of the Term (as defined below) in $7,000 installments, which shall be payable on the last day of each month, with any partial months to be prorated;

(b)	An annual discretionary cash bonus as determined by the Boards of Directors of C3;

(c)	The Company may elect to issue to Advisor options to acquire shares of C3, as additional compensation to Advisor, as determined by the Boards of Directors of each of C3; and

(d)	The Company shall also pay for, or reimburse Advisor for, pre-approved expenses that pertain to the provision of the Services.

5.	No Employee Status, No Securities Sales. The Parties also acknowledge and agree that Advisor is an independent contractor and is not an employee or agent C3 in his position as a consultant and advisor. As such, the Company shall not be liable for any employment tax, withholding tax, social security tax, worker’s compensation or any other tax, insurance, expense or liability with respect to any or all compensation, reimbursements and remuneration Advisor may receive hereunder, all of which shall be the sole responsibility of Advisor. Advisor is solely responsible for the reporting and payment of, all pertinent federal, state, or local self-employment or income taxes, licensing fees, or any other taxes or assessments levied by governmental authorities, as well as for all other liabilities or payments related to those services. The Parties also acknowledge and agree that Advisor is not a licensed securities broker or salesperson, and that Advisor will not be participating in, nor compensated for, any unlicensed securities sales activities other than those permitted under any of the Securities and Exchange Commission exemptions.

6.	Term; Termination.

(a)	The term of this Agreement shall commence on the Effective Date and shall continue at will and may be terminated by either party at any time (the “Term”).

(b)	Upon the termination the Parties shall have no further obligations hereunder other than those which arose prior to the such termination or are explicitly set forth herein as surviving any such termination or expiration.

7.	Information and Access. The Company shall furnish Advisor with such information as is reasonably required in order for Advisor to perform its duties hereunder (all such information so furnished, the “Information”).

8.	Relationship of the Parties.

(a)	Advisor is retained by the Company only for the purposes of and to the extent set forth in this Agreement, and Advisor’s relation to the Company during the period of its engagement hereunder shall be that of an independent contractor. Advisor shall not, nor, as applicable, shall any of its officers, directors, shareholders or agents, have employee status with the Company or be entitled to participate in any plans, arrangements or distributions by the Company pertaining to or in connection with any pension, stock, bonus, profit-sharing or similar benefits as may be available to the Company’s employees. Advisor shall be responsible for the reporting and payment of all income and self-employment taxes for all compensation paid to Advisor hereunder.

(b)	This Agreement does not create a relationship of principal and agent, joint venture, partnership or employment between the Company and Advisor. Advisor’s engagement hereunder is not a franchise or business opportunity. No Party shall be liable for any obligations incurred by any other except as expressly provided herein, provided that BACO shall be liable for the obligations incurred by Moreno and Moreno shall be liable for the obligations incurred by BACO.

(c)	Advisor shall not have authority to enter into contracts directly binding the Company or to create any obligations or incur liabilities on behalf of the Company or to hire employees on behalf of the Company. Advisor shall not act or represent himself, directly or by implication, as an agent of the Company with any authority other than as set forth expressly in this Agreement.

(d)	Other than as set forth above, any person hired by Advisor shall be the employee of Advisor and not of the Company, and all compensation, payroll taxes, facilities and related expenses for any such employee shall be the sole responsibility of Advisor.

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9.	Representations and Warranties.

(a)	Representations and Warranties of the Company. The Company represents and warrants hereunder that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite action; that the Company has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by the Company, will represent the valid and binding obligation of the Company enforceable in accordance with its terms. The representations and warranties set forth herein shall survive the termination or expiration of this Agreement.

(b)	Representations and Warranties of Advisor. Each of BACO and Moreno represent and warrants hereunder that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite action; that each of BACO and Moreno has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by each of BACO and Moreno, will represent the valid and binding obligation of each of BACO and Moreno enforceable in accordance with its terms. The representations and warranties set forth herein shall survive the termination or expiration of this Agreement.

10.	Non-Competition.

(a)	As a material inducement to the Company to enter into this Agreement, Advisor agrees that unless the Company and its successors and assigns shall cease to engage in business, during the Term, Advisor shall not:

(i)	Provide services the same or substantially similar as the Services to any person or entity engaged in cobalt, or copper without the express written consent of the Company;

(ii)	directly or indirectly, divert business from the Company or its successors or assigns, or solicit business from, divert the business of, or attempt to convert to other methods of using the same or similar products or services as are provided by the Company, any client or account of the Company.

(b)	Prior to, and during the Term, Advisor shall inform the Company, prior to commencement, of any services which are in the Business which Advisor undertakes or proposes to undertake, either personally or on behalf of any third party, which for the avoidance of doubt shall include any activities that are otherwise permissible pursuant to Section 10(a)(i). Prior to, and during the Term Advisor shall also inform the Company of any and all business relationships, either personally or on behalf of any third party, related to any vendor or proposed vendor of the Company.

(c)	Advisor agrees to indemnify and hold the Company, its members, and manager, harmless from any damages, loss, cost or liability (including legal fees and the cost of enforcing this indemnity) arising out of or resulting from any breach of this Section 10 of this Agreement if Advisor is found in a final determination by a court of competent jurisdiction to be responsible for any breach of this Section 10. In addition, because an award of money damages (whether pursuant to the foregoing sentence or otherwise) would be inadequate for any breach of this Agreement by Advisor, and any such breach would cause the Company irreparable harm, Advisor also agrees that, in the event of any breach or threatened breach of this Agreement, the Company will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, if Advisor is found in a final determination by a court of competent jurisdiction to be responsible for such action. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to the Company. Advisor agrees that the covenants set forth in this Section 10 do not unreasonably impair the ability of Advisor to conduct any unrelated business or to find gainful work in its field. This section 10(c) shall survive termination of the Agreement.

(d)	Advisor has carefully read and considered the provisions of this Section 10 and, having done so, agrees that the restrictions set forth in such Section 10 are fair and reasonable and are reasonably required for the protection of the legitimate business interests of the Company. In the event that a court of competent jurisdiction shall determine that any of the foregoing restrictions are unenforceable, the Parties agree that it is their desire that such court substitute an enforceable restriction in place of any restriction deemed unenforceable, and that the substitute restriction be deemed incorporated herein and enforceable against Advisor. It is the intent of the Parties that the court, in so determining any such enforceable substitute restriction, recognize that it is their intent that the foregoing restrictions be imposed and maintained to the greatest extent possible. The foregoing shall not be interpreted to limit any Party’s rights to appeal.

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11.	Trade Names and Trademarks. Advisor agrees that it will use only such trade names, trademarks or other designations of the Company or any simulations thereof as may be authorized in writing by the Company. All such use shall be in accordance with the Company’s instructions and any such authorization may be withdrawn or modified at any time. Advisor will, in the event this Agreement is terminated, cease all use of any of the Company’s trade names, trademarks or other designations or other simulations thereof. Advisor will not register or attempt to register or assert any right of ownership in any of the Company’s trade names, trademarks or other designations or any simulations thereof. Advisor shall immediately notify the Company in writing upon learning of any potential or actual infringement of any trademark, patent, copyright or other proprietary right owned by or licensed to the Company, or of any actual or potential infringement by the Company of the rights of any third party.

12.	Confidential Information.

(a)	“Confidential Information” as used in this Agreement shall mean any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of each of the Parties, and includes, without limitation, each Party’s respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, business forecasts, sales and merchandising, and marketing plans and information. “Confidential Information” also includes proprietary or confidential information of any third party who may disclose such information to either Party in the course of any other Party’s business. Any information disclosed by the disclosing Party (“Discloser”) will be considered Confidential Information of Discloser by the receiving Party (“Recipient”), only if such information (a) if provided as information fixed in a tangible medium of expression, is conspicuously designated as “Confidential” or “Proprietary”, or (b) if provided orally, is identified as confidential at the time of disclosure and confirmed in writing within thirty(30) days of disclosure.

(b)	Each of the Parties, as Recipient, agrees that such Recipient will not use, disseminate, or in any way disclose any Confidential Information of any other Party, as Discloser, to any person, firm or business, except to the extent necessary for internal evaluations in connection with negotiations, discussions, and consultations with personnel or authorized representatives of such Discloser, and for any other purpose such Discloser may hereafter authorize in writing. Each of the Parties, as Recipient, agrees that such Recipient shall treat all Confidential Information of any other Party, as Discloser, with the same degree of care as such Recipient accords to such Recipient’s own Confidential Information, but in no case less than reasonable care.

(c)	The obligations in this Section 12 of each of the Parties, as Recipient, with respect to any portion of the Confidential Information of any other Party, as Discloser, shall not apply to such portion that such Recipient can document: (a) was in the public domain at or subsequent to the time such portion was communicated to such Recipient by such Discloser through no fault of such Recipient, (b) was rightfully in such Recipient’s possession free of any obligation of confidence at or subsequent to the time such portion was communicated to such Recipient by such Discloser, (c) was developed by employees or agents of such Recipient independently of and without reference to any information communicated to such Recipient by such Discloser, or (d) was communicated by such Discloser to an unaffiliated third party free of any obligation of confidence.

(d)	A disclosure by each of the Parties, as Recipient, of Confidential Information of any other Party, as Discloser, either (a) in response to a valid order by a court or other governmental body, (b) otherwise required by law, or (c) necessary to establish the rights of either Party, shall not be considered to be a breach of this Agreement by such Recipient or a waiver of confidentiality for other purposes; provided, however, such Recipient shall provide prompt prior written notice thereof to such Discloser to enable such Discloser to seek a protective order or otherwise prevent such disclosure.

(e)	All Confidential Information of each of the Parties, as Discloser, and any derivatives thereof whether created by such Discloser or any other Party, as Recipient, shall remain the property of Discloser, and no license or other rights to such Discloser’s Confidential Information is granted or implied hereby.

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13.	Miscellaneous.

(a)	Notices. Any notice required or permitted to be delivered to any Party under the provisions of this Agreement shall be deemed to have been duly given (a) upon hand delivery thereof, (b) upon sending via email with return receipt requested and received, (c) upon proof of delivery and receipt of any overnight deliveries, or (d) on the third (3rd) business day after mailing United States registered or certified mail, return receipt requested, postage prepaid, addressed to each Party as follows:

To Company:

Chilean Cobalt Corp. Attn: Jeremy McCann

1199 Lancaster Ave. Ste. 107

Berwyn, PA 19312

Email: jeremy.mccann@chileancobaltcorp.com

To Advisor:

Ignacio Moreno BACO MINING SPA

Ismael Valdes Vergara 340 Santiago, Chile

Email: ignaciomoreno80@gmail.com

or to such other address or such other person as any Party shall designate, in writing, to the others for such purposes and in the manner set forth in this Section 13(a).

(b)	BACO and Moreno. The Parties agree that each reference herein to an Advisor shall be deemed to refer to both, and each, of BACO and Moreno, and each of BACO and Moreno shall be jointly and severally liable for the actions, obligations, representations, warranties, covenants and agreements of “Advisor” hereunder.

(c)	Accuracy of Statements. No representation or warranty contained in this Agreement, and no statement delivered or information supplied to any Party pursuant hereto, contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements or information contained herein or therein not misleading. The representations and warranties made in this Agreement will be continued and will remain true and complete in all material respects and will survive the execution of the transactions contemplated hereby.

(d)	Entire Agreement. This Agreement sets forth all the promises, covenants, agreements, conditions and understandings between the Parties, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained.

(e)	Binding Effect; Assignment. This Agreement shall be binding upon the Parties, their heirs, administrators, successors and assigns. The Company reserves the right in its sole discretion to assign this Agreement to another entity. Notwithstanding the immediately foregoing sentence to the contrary, except as otherwise provided in this Agreement, No Party may otherwise assign or transfer its interests herein, or delegate its duties hereunder, without the written consent of any other Party. Any assignment or delegation of duties in violation of this provision shall be null and void.

(f)	Amendment. The Parties hereby irrevocably agree that no attempted amendment, modification, termination, discharge or change (collectively, “Amendment”) of this Agreement shall be valid and effective, unless the Parties shall unanimously agree in writing to such Amendment.

(g)	No Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the Party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

(h)	Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

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(i)	Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

(j)	Governing Law. This Agreement, and any dispute arising out of, relating to, or in connection with this Agreement, shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or of any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

(k)	Severability; Expenses; Further Assurances. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible. Except as otherwise specifically provided in this Agreement, each Party shall be responsible for the expenses it may incur in connection with the negotiation, preparation, execution, delivery, performance and enforcement of this Agreement. The Parties shall from time to time do and perform any additional acts and execute and deliver any additional documents and instruments that may be required by Law or reasonably requested by any Party to establish, maintain or protect its rights and remedies under, or to effect the intents and purposes of, this Agreement.

(l)	Enforcement of the Agreement; Jurisdiction; No Jury Trial.

(i)	The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

(ii)	Each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising under this Agreement, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising under this Agreement brought by any other Party or its successors or assigns, shall be brought and determined exclusively in the Chester County, Pennsylvania, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the Easter District of Pennsylvania. Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 13(l); (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum; (ii) the venue of such suit, action or proceeding is improper; or (iii) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts.

(iii)	EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

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(m)	Attorneys’ Fees. If any Party hereto is required to engage in litigation against any other Party, either as plaintiff or as defendant, in order to enforce or defend any rights under this Agreement, and such litigation results in a final judgment in favor of such Party (“Prevailing Party”), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorneys’ fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party’s rights hereunder.

(n)	Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to confer upon any other person or entity any rights or remedies of any nature whatsoever under or by reason of this Agreement.

(o)	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement. Upon the Parties’ execution hereof, signature pages of counterparts may be exchanged by facsimile or by electronic transmittal of scanned images thereof.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

Chilean Cobalt Corp.

By: /s/ Greg Levinson

Name: Greg Levinson

Title: President

BACO MINING SPA

By: /s/ Ignacio Moreno

Name: Ignacio Moreno

Title: General Manager

Ignacio Moreno

By: /s/ Ignacio Moreno

By: Name: Ignacio Moreno

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